Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 30, 2021, with respect to the consolidated financial statements of Arrival Luxembourg S.à r.l., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

London, United Kingdom

November 16, 2021